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                                                                    EXHIBIT 23.3









The Board of Directors
MacDermid, Incorporated

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Hartford, Connecticut
June 27, 2001